SETTLEMENT AGREEMENT AND GENERAL RELEASE


         INSTRUCTIONS TO EMPLOYEE:  THIS IS AN IMPORTANT LEGAL
         DOCUMENT.  FOR THAT REASON, YOU ARE ADVISED THAT:

         YOU HAVE THE RIGHT TO CONSULT WITH AN ATTORNEY, AND YOU SHOULD CONSULT WITH AN ATTORNEY, BEFORE SIGNING.

         YOU HAVE UP TO TWENTY-ONE (21) DAYS TO CONSIDER THIS AGREEMENT. AFTER SIGNING THE AGREEMENT, YOU MAY REVOKE THE AGREEMENT WITHIN SEVEN (7) DAYS. THE AGREEMENT WILL BECOME EFFECTIVE SEVEN (7) DAYS AFTER YOU SIGN IT.


         Kurt Friedrich ("Friedrich") and Tandem Computers Incorporated ("Tandem") entered into an employment agreement dated as of May 19, 1995 (the "Agreement"). As of January 1, 1996, Friedrich and Tandem entered into an amendment to the Agreement (the "First Amendment"). As of May 2, 1996, Friedrich and Tandem entered into a second amendment to the Agreement (the "Second Amendment"). The Agreement, as amended, is hereinafter referred to as the Amended Agreement. This Settlement Agreement and General Release (the "Release") is being entered into pursuant to the requirements of Section 5 of the Amended Agreement.

         Accordingly, for and in consideration of the commitments set forth herein and in the Amended Agreement, Friedreich and Tandem agree as follows:

         1. Tandem and Friedrich agree (I) that Friedrich's employment with Tandem will terminate effective as of April 30, 1997 ("Date of Termination"),
(ii) that such date was the last day of Friedrich's Period of Employment with Tandem for purposes of the Amended Agreement, and (iii) that Friedrich will not be entitled to any of the benefits of any employee benefit program of Tandem accruing after said date except as set forth in the Amended Agreement.

         2. Pursuant to section 5 of the Amended Agreement, the Parties agree that for purposes of the Amended Agreement, the termination of Friedrich's employment shall be treated as if Tandem terminated the Period of Employment Without Cause (as such terms were used in the Amended Agreement).

         3. Within thirty (30) days of the execution and delivery of this Release, Tandem will take the following actions and shall pay Friedrich the following amounts in full satisfaction of any and all obligations of Tandem
                  --------------------
under the Amended Agreement:

                  (a) Pursuant to, and in full satisfaction of, sections 5.02(d)(i),(iii), and (vi)of the Amended Agreement, Tandem shall pay Friedrich the sum of one million, nine hundred seventy nine thousand dollars ($1,979,000.00).

                  (b) Pursuant to, and in full satisfaction of, section

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5.02(d)(ii) of the Amended Agreement, Tandem shall pay Friedrich a pro-rated annual bonus for the fiscal year in which termination occurs, for the portion of the fiscal year prior to the date of termination, based on Tandem's performance through the end of the fiscal quarter in which termination occurs (October 1, 1996 through June 30, 1997.)

                  (c) Pursuant to, and in full satisfaction of, section 5.02(d)(vii) of the Amended Agreement, Tandem shall pay for outplacement counseling services for Friedrich up to a maximum of thirty five thousand dollars ($35,000.00).

                  (d) Pursuant to, and in full satisfaction of, section 2(B) of the Second Amendment, the Parties agree that Friedrich's rights under his outstanding stock options will be determined under the terms of the applicable plans and agreements, except that all of Friedrich's stock options which are vested at the time of the Termination Date will remain outstanding and may be exercised at any time on or before (i) the third anniversary of his termination of employment or (ii) the original expiration date of the applicable stock option, whichever occurs first.

                  (e) Pursuant to, and in full satisfaction of, section 5.02(d)
(iv) and (v) of the Amended Agreement, Tandem shall pay Friedrich the sum of seventy six thousand, six hundred eleven dollars ($76,611.00).

         4. Except as provided in the Amended Agreement and by any indemnification agreement or by-law applicable to Friedrich in his capacity as an employee, officer or a director of Tandem or pursuant to California Labor Code Section 2802 or similar provision of law, Friedrich, his representatives, heirs, successors and assignees, do hereby completely release and forever discharge Tandem and its parent, affiliated and subsidiary corporations, and their shareholders, officers, directors, agents, employees, attorneys, successors and assigns (referred to hereinafter collectively as "Tandem") from all claims, rights, demands, actions, obligations, liabilities and causes of action of any and every kind, nature and character whatsoever, known or unknown, which Friedrich may now have or has ever had against Tandem including, without limitation, those arising from or in any way connected with the employment of Friedrich by Tandem or termination thereof, whether based on tort, contract or any federal, state or local law, statute or regulation, including but not limited to any claims Friedrich may have under the federal Age Discrimination in Employment Act (29 U.S.C. Section 621, et seq.) or the California Fair Employment and Housing Act. It is understood and agreed that Friedrich's rights to indemnification under Tandem's by-laws shall be determined under Tandem's by-laws as in effect on the date hereof, or as such by-laws may be amended from time to time hereafter to the extent any such amendment provides broader indemnification rights than were provided before such amendment. It is further understood that this Agreement and General Release supersedes the Amended Agreement between Friedrich and Tandem from which Friedrich releases all claims, rights, demands, actions, obligations, liabilities and causes of action of any kind.

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         5. Friedrich further agrees that he will not file, in any court or with any governmental agency, any action, claims or charge against Tandem arising from or in any way connected with his employment with Tandem, including, without limitation, the termination thereof, except to enforce his rights under the Amended Agreement or under any indemnification agreement or by-law applicable to Friedrich in his capacity as an employee, officer or director of Tandem or pursuant to California Labor Code Section 2802 or similar provision of law.

         6. It is understood and agreed that this is a full and final release covering all known, unknown, anticipated, and unanticipated injuries, debts, claims, or damages to Friedrich which may have arisen or may be connected with the employment of Friedrich by Tandem or the termination thereof. Friedrich hereby waives any and all rights or benefits which he may now have, or in the future may have, under the terms of Section 1542 of the California Civil Code which provides as follows:

                     A general release does not extend to claims which the
            creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

            In that regard, Friedrich hereby acknowledges that he may have sustained losses which are presently unknown or unsuspected, that such damages and other losses as were sustained may give rise to additional complaints, actions, causes of action, claims, demands and debts in the future. Nevertheless, he acknowledges that this Release has been negotiated and agreed upon in light of this realization and, being fully aware of this situation, he does nevertheless intend hereby to release, acquit and forever discharge Tandem from any and all such unknown claims including damages which are unknown or unanticipated, except as provided in Paragraphs 3 and 4 above.

         7. Friedrich hereby agrees that he accepts the termination of his employment with Tandem and that he shall not seek reinstatement or reemployment with Tandem at any time. Friedrich expressly waives any and all rights he may have to reemployment with Tandem.

         8. It is understood and agreed that except to the extent disclosed by Tandem, the Amended Agreement and this Release, and each and every provision thereof and hereof, shall be confidential and shall not be disclosed by Friedrich to any person, firm, organization or entity, of any and every type, public or private, for any reason without the prior written consent of Tandem, unless required by law.

         9. Friedrich agrees to hold all Proprietary Information in confidence and not to, directly or indirectly, disclose, use, copy, publish, summarize, or remove from Tandem any Proprietary Information except as specifically authorized in writing by Tandem. As used in this paragraph, "Proprietary Information" means any information in whatever form, tangible or intangible, directly related to the business of Tandem or any affiliated company of Tandem, unless: (i) the information is or becomes publicly available through lawful means, (ii) the information was rightfully in Friedrich's possession, or part of his general knowledge, prior to his employment by Tandem, or (iii)

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the information is disclosed to Friedrich without confidential or proprietary restriction by a third party who rightfully possesses the information (without confidential or proprietary restriction) and did not learn of it, directly or indirectly, from Tandem.

         10. It is understood and agreed that this is a compromise settlement of a disputed claim, or disputed claims, and that the furnishing of the consideration of this Release shall not be deemed or construed at any time or for any purpose as an admission of liability by Tandem. The liability for any and all claims is expressly denied by Tandem.

         11. Friedrich and Tandem agree that they have had the opportunity to be represented in the negotiation of this Release by individuals of their own choosing, that they have read this Release and fully understand its legal effect, that this Release contains all of the promises which they have made, and that they are entering into this Release freely and not on the basis of promises which are not stated in this Release. Friedrich specifically acknowledges that he has been advised to consult an attorney regarding the terms of this Release. Friedrich further acknowledges that he has had at least twenty-one (21) days to consider and evaluate the terms of this agreement and that he understands that this Release is revocable for seven (7) days after its execution.

         12. Any dispute between Friedrich and Tandem arising from Friedrich's employment with Tandem, including termination thereof, and any dispute as to the violation of any provision of this Release shall be resolved by arbitration, which arbitration shall be conducted in accordance with the provisions of
Section 7.11 of the Amended Agreement.

         13. This Release shall not be construed as an admission by Tandem or Friedrich of any violation of law, or breach of any legal or contractual duties, or of any other improper conduct by Tandem, Friedrich or anyone else.

         14. The terms of this Release shall be governed by the laws of the State of California. In the event that any term of this Release shall be found to be null or void, the remaining terms shall continue to have full force and effect.




Dated: 5/27/97                                      /s/ Kurt Friedrich
                                         ______________________________________
                                                       Kurt Friedrich



Dated: 5/27/97                           Tandem Computers Incorporated



                                                    /s/ Phil Johnson
                                         By:___________________________________
                                                       Philip Johnson

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